Exhibit 10.16

August 30, 2011

THE FEMALE HEALTH COMPANY

as the Chargor

and

HEARTLAND BANK

as the Chargee

_______________________________________

Share Charge
_______________________________________

85 Fleet Street
London
EC4Y 1AE
Tel: +44 20 7832 3600
www.fulbright.com

Ref: APSH/11107981

CONTENTS

Clause		Page
1	DEFINITIONS AND INTERPRETATION	1
2	COVENANT TO PAY	3
3	SECURITY	3
4	OTHER OBLIGATIONS	3
5	ENFORCEMENT	5
6	APPOINTMENT AND RIGHTS OF RECEIVERS	6
7	DISTRIBUTION	8
8	CHARGEE'S RIGHTS	9
9	RESPONSIBILITIES OF CHARGEE, RECEIVERS AND DELEGATES	10
10	FURTHER ASSURANCE	10
11	POWER OF ATTORNEY	11
12	PROTECTION OF THIRD PARTIES	11
13	EXPENSES, STAMP DUTY AND INDEMNITIES	12
14	PAYMENTS	12
15	EFFECTIVENESS OF SECURITY	13
16	SET-OFF	15
17	COMMUNICATIONS	16
18	THIRD PARTIES	16
19	COUNTERPARTS	16
20	ASSIGNMENT	16
21	GOVERNING LAW AND SUBMISSION TO JURISDICTION	16
SCHEDULE 1 Details of the Investments		18
SCHEDULE 2 Proxy		19

i

THIS DEED is dated August 30, 2011

BETWEEN:

(1)	THE FEMALE HEALTH COMPANY, a corporation organised and existing under the laws of the State of Wisconsin (the "Chargor"); and

(2)	HEARTLAND BANK, a United States federal savings bank (the "Chargee").

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1           Definitions:  In this Deed:

"Charged Assets" means the assets from time to time subject, to or expressed to be subject to, the Security or any part of those assets;

"Company" means The Female Health Company Limited, a company organised and existing under the laws of England and Wales;

"Delegate" means a delegate, sub-delegate, attorney or co-trustee appointed, directly or indirectly, pursuant to Clause 8.3 (Delegation);

"Dividends" means, in relation to any Share, all present and future:

(a)	dividends and distributions of any kind and any other sum received or receivable in respect of that Share;

(b)	rights, shares, money or other assets accruing or offered by way of redemption, bonus, option or otherwise in respect of that Share;

(c)	allotments, offers and rights accruing or offered in respect of that Share; and

(d)	other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, that Share;

"Loan Agreement" means the second amended and restated loan agreement dated [  ] between the Chargor and the Chargee;

"LPA" means the Law of Property Act 1925;

"Receiver" means a receiver, receiver and manager or other receiver appointed in respect of the Charged Assets by the Chargee pursuant to this Deed;

"Release Date" has the meaning ascribed thereto in Clause 15.10 (Final Redemption);

"Secured Liabilities" means all present and future obligations and other liabilities of any nature of the Chargor due, owing or incurred under or in connection with the Loan Documents to the Chargee and/or any Receiver (including, without limitation, under any amendments, supplements or restatements of the Loan Documents or in relation to any new or increased advances or utilisations thereunder or any extension of any date for payment or repayment thereunder), actual or contingent, matured or not matured, liquidated or unliquidated, whether as principal or surety or in any other capacity whatsoever;

"Security" means the security created (or purported to be created) by this Deed;

"Shares" means

(a)
sixty-five per cent (65%) of all present and future shares in the Company issued and outstanding from time to time, and which as at the date of this Deed comprises the shares of the Company described in Schedule 1 (Shares); and

(b)
all rights relating to any of those shares which are deposited with or registered in the name of any security agent, depositary, custodian, nominee, fiduciary, investment manager or clearing system or other similar person or its nominee, in each case whether or not on a fungible basis (including rights against such person);

"this Deed" means this charge as varied, amended or supplemented from time to time.

1.2           Loan Agreement

Unless otherwise expressly defined in this Deed or the context otherwise required, words and expressions defined in the Loan Agreement shall have the same meaning in this Deed or any notice given in relation to this Deed.

1.3           Construction

(a)	The provisions of Clauses 1.2 (Other Provisions) of the Loan Agreement shall apply to this Deed with all necessary modifications as if they were expressly set out in full in this Deed.

(b)	"rights" shall be construed as including rights, benefits, privileges, consents, authorities, discretions, remedies and powers and "right" shall be construed accordingly.

(c)	A reference to "Secured Liabilities" includes any liabilities which would be treated as such but for the liquidation or dissolution or similar event affecting the Chargor.

(d)
Any reference to the Chargee or the Chargor shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees in accordance with their respective interests.

(e)	References in this Deed to any Clause or Schedule shall be to a clause or schedule of this Deed unless otherwise specified. References to a Section are to a Section of the Loan Agreement.

1.4           Law of Property (Miscellaneous Provisions) Act 1989

The terms of the documents under which the Secured Liabilities arise are incorporated herein to the extent required for any purported disposition of the Charged Assets contained in this Deed to be a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.5           Deed

This document is to take effect as a deed notwithstanding that the Chargee has executed it under hand only.

1.6           Covenants and Representations

(a)	Each covenant of the Chargor contained in this Deed remains in force until the Release Date.

(b)
The representations and warranties set out in this Deed are made on the date of this Deed and are, unless otherwise stated herein, deemed to be repeated by the Chargor on each day from the date of this Deed until the Release Date with reference to the circumstances existing at the time of repetition.

2.           COVENANT TO PAY

2.1           Covenant to Pay

The Chargor shall on demand pay or discharge to the Chargee the Secured Liabilities when the same have become due in the manner provided for in the Loan Documents.

3.           SECURITY

3.1           Creation of Charges

The Chargor charges in favour of the Chargee with full title guarantee and as continuing security for the payment and discharge of all Secured Liabilities by way of first fixed charge the Shares and the Dividends.

4.           OTHER OBLIGATIONS

4.1           Negative pledge and disposals

Except with the consent of the Chargee, the Chargor shall not:

(a)	create or permit to subsist any Lien over the Charged Assets save as expressly permitted pursuant to the Loan Documents; or

(b)
sell, transfer, assign, or otherwise dispose of any of the Charged Assets or the equity of redemption therein or permit any person to do any such thing except as permitted pursuant to the terms of the Loan Documents.

4.2           Shares

(a)	Deposit of Documents

The Chargor shall, immediately upon the execution of this Deed and, where shares in the Company are acquired by it after the date of this Deed, on the date of that acquisition, deliver (or procure delivery) to the Chargee:

(i)	all certificates representing the Shares;

(ii)
all undated stock transfer forms and other documents which the Chargee may reasonably request in such form and executed in such manner as the Chargee may reasonably require with a view to perfecting or maintaining the Security over the Charged Assets or registering any of the Shares in the name of the Chargee or its nominees; and

(iii)	a signed but undated irrevocable proxy made in respect of the Shares in favour of the Chargee in respect of all general meetings of the Company in the form set out in Schedule 2 to be dated by the Chargee and to become effective after an Event of Default has occurred and for so long as it is continuing.

(b)	Voting Rights and Distributions

(i)	Until the Security has become enforceable, the Chargor shall be entitled to:

(A)	receive and retain all Dividends paid on or derived from the Shares; and

(B)	exercise or direct the exercise of the voting rights and other rights and powers attached to the Shares in any manner as it sees fit other than in a manner which:

(1)	is in breach of any Loan Document or which may adversely affect the validity or enforceability of the Security or the value of the Shares; or

(2)
would cause the Chargee or its nominee to incur any cost or expense or render itself subject to any liability for which it has not previously been indemnified to its satisfaction or would otherwise prejudice the Chargee.

(ii)         After an Event of Default has occurred and is continuing:

(A)	the Chargee or the Receiver shall be entitled but not obliged to transfer the Shares on behalf of the Chargor to such nominee as the Chargee shall select;

(B)	the Chargee or the Receiver shall be entitled but not obliged to receive and retain all Dividends and apply the same in accordance with Clause 7.1 (Application); and

(C)
the Chargee or the Receiver shall be entitled but not obliged to exercise any voting rights and any other rights and powers attached to any Share in such manner as it considers fit as if it were the sole beneficial owner of the that Share (including all powers given to trustees under Part II of the Trustee Act 2000); and

(D)
the Chargor shall comply, or procure the compliance, with any directions of the Chargee or any Receiver in respect of the exercise of any rights and powers exercisable in relation to the Charged Assets.

(c)         Representations regarding Shares

The Chargor represents and warrants to the Chargee that:

(i)	it is the sole legal and beneficial owner of the Shares;

(ii)	such Shares are free from all Liens, options and other third party rights (except as created by this Deed);

(iii)	such Shares are fully paid;

(iv)	the Shares referred to in Schedule 1 constitute sixty-five per cent (65%) of all of the authorised and issued share capital of the Company as at the date of this Deed; and

(v)	the constitutional documents of the Company do not restrict or otherwise limit the Chargor’s right to transfer or charge the Charged Assets.

5.          ENFORCEMENT

5.1           Power of Sale

The power of sale or other disposal and other powers conferred on the Chargee and on any Receiver by this Deed shall operate as a variation and extension of the statutory power of sale and other powers conferred on mortgagees under section 101 of the LPA and such powers shall arise on the date of this Deed free from the restrictions imposed by section 103 of the LPA, which shall not apply to the Charges.

5.2           Enforceability of Security

(a)	For the purposes of all powers implied by the LPA or any other applicable statute, the Secured Liabilities shall be deemed to have become due and payable upon the date of this Deed.

(b)	Save as provided in Clause 5.3 (Effect of Moratorium) below, the Security shall become immediately enforceable upon:

(i)	the occurrence of an Event of Default which is continuing; or

(ii)	a petition being presented or application made for the appointment of an administrator in respect of the Chargor; or

(iii)	notice being given by a person entitled to do so of the intention to appoint an administrator or such notice being filed with the court,

and the power of sale conferred by section 101 of the LPA and all other powers conferred on mortgagees and Receivers by law (as varied and extended by this Deed) shall be exercisable in relation to the Security and the Chargee may take possession, hold or dispose of any Charged Asset at any time after the Security has become enforceable.

5.3           Effect of Moratorium

The Security will not become enforceable solely as a result of any person obtaining or taking steps to obtain a moratorium under Schedule A1 of the Insolvency Act 1986.

5.4           Contingencies

If the Security is enforced at a time when no amount is due under the Loan Agreement but at a time when amounts may or will become due, the Chargee (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

5.5           Right of Appropriation: Financial Collateral

To the extent that any of the Charged Assets constitute "financial collateral" and this Deed and the obligations of the Chargor hereunder constitute a "security financial collateral arrangement" (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226; the "Regulations")), the Chargee shall have the right following enforcement of this Deed to appropriate all or any part of such financial collateral in or towards discharge of the Secured Liabilities.  For this purpose, the parties agree that the value of such financial collateral so appropriated shall be, in the case of Investments, the market price of such Investments determined by the Chargee by reference to a public index or by such other process as the Chargee may select, including independent valuation.  In each case, the parties agree that the method of valuation provided for in the Deed shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

6.             APPOINTMENT AND RIGHTS OF RECEIVERS

6.1           Appointment of Receivers:

(a)	If:

(i)	an Event of Default occurs and is continuing;

(ii)	so requested by the Chargor; or

(iii)
a petition is presented or application made for the appointment of an administrator, a liquidator or a provisional liquidator in respect of the Chargor or notice is given by any person entitled to do so of the intention to appoint an administrator or such notice is filed with the court, the Chargee may, by deed or otherwise in writing signed by any officer of the Chargee or any other person authorised by the Chargee for this purpose:

(A)	appoint one or more persons to be Receiver of any Charged Assets of the Chargor; or

(B)
(subject to any requirement for a court order under the Insolvency Act 1986 or any other applicable insolvency law) remove any Receiver so appointed and, at its option, appoint another person(s) to be an additional or replacement Receiver.

(b)	If more than one person is appointed Receiver of any assets, each Receiver may act either jointly or severally unless the document appointing him states otherwise.

(c)	Section 109(1) of the LPA does not apply to this Deed.

(d)	The powers of appointment of a Receiver under this Deed shall be in addition to all other statutory and other powers of appointment of the Chargee under the LPA or otherwise.

6.2           Rights of Receivers

Any Receiver appointed pursuant to this Deed shall (subject to any restrictions in the instrument appointing him) have in relation to the Charged Assets (and any other assets which when got in, would be Charged Assets) in relation to which he is appointed:

(a)	all the powers conferred on an administrative receiver or receivers under the Insolvency Act 1986;

(b)	all the powers conferred by the LPA or any other applicable law on mortgagees, mortgagees in possession and on receivers; and

(c)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do.

In addition, a Receiver shall be entitled (either in his own name or in the name of the Chargor or any trustee or nominee for the Chargor) or otherwise and in such manner and upon such terms and conditions as the Receiver thinks fit and either alone or jointly with any other person:

(a)	Take possession

to take possession of the Charged Assets, to require directors of such Chargor to call up unpaid share capital and to take action to enforce payment of unpaid calls;

(b)           Contracts

to enter into any contract or arrangement and to perform, repudiate, rescind or vary any contract or arrangement to which the Chargor is a party to the extent necessary to dispose of the Charged Assets and to perform its obligations;

(c)	Deal with Charged Assets

to sell, transfer, assign, exchange, or otherwise dispose of, convert into money or realise the Charged Assets either by public offer or auction, tender or private contract to any person on any terms and for a consideration of any nature he thinks fit;

(d)         New Subsidiary

(i)	to form or procure the formation of any new corporation, trust or partnership (a "new vehicle");

(ii)	to subscribe for or acquire any investment in such new vehicle;

(iii)	to transfer or transfer any right in or grant any lease or licence in any Charged Assets to such new vehicle; and

(iv)	to sell, transfer, assign, exchange or otherwise dispose of any such investments or any rights attaching thereto;

(e)         Borrowings

to borrow or raise money either unsecured or on the security of the Charged Assets either in priority to the Security or otherwise and on such terms as he thinks fit;

(f)         Covenants and guarantees

to enter into bonds, covenants, commitments, guarantees, indemnities or like matters and to make all requisite payments to effect, maintain or satisfy the same;

(g)         Proceedings and Claims

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets;

(h)         Compromise of Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of such Chargor or relating in any way to the Charged Assets;

(i)         Redemption of Security

to redeem any Lien (whether or not having priority to the Charges) over the Charged Assets and to settle the accounts of encumbrancers;

(j)            Receipts

to give a valid receipt for any moneys and execute any document which is necessary or desirable for realising any Charged Assets; and

(k)          Other Powers

to do all such other acts and things the Receiver may consider necessary or expedient for preserving, improving or realising the Charged Assets or the getting in and collection of the Charged Assets (or any assets which when got in would constitute Charged Assets) or which are incidental to the exercise of any of the rights, powers and discretions conferred on the Receiver under or by virtue of this Deed or by law.

Each of the powers specified in each of the above paragraphs shall (except as otherwise provided) be distinct and shall not be in any way limited by reference to any other paragraph or the order in which they appear.

6.3           Agent of Chargor

Any Receiver shall be the agent of the Chargor for all purposes unless and until the Chargor goes into liquidation after which time the Receiver shall act as principal and shall not become agent of the Chargee.  Subject to any applicable law, the Chargor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and liabilities (other than where caused by his gross negligence or wilful default) and for any payment of his remuneration.  The Chargee shall not incur any liability by reason of the appointment of a Receiver under this Deed.

6.4           Remuneration

The Chargee may from time to time determine the remuneration of any Receiver and the maximum rate specified in section 109(6) of the LPA will not apply.  The Chargee may direct payment of such remuneration out of moneys accruing to the Receiver but the Chargor alone shall be liable for the payment of such remuneration and for all other costs, charges and expenses of the Receiver.

7.             DISTRIBUTION

7.1           Application

All moneys from time to time received by the Chargee or a Receiver or Delegate pursuant to this Deed or pursuant to the powers conferred by it shall (subject to the payment of any liabilities having priority to the Secured Liabilities by law and by way of variation of the provisions of the LPA), be applied in the following order:

(a)
in or toward the payment of or provision for all costs, losses, liabilities and expenses incurred by the Chargee or any Receiver or Delegate under or in connection with this Deed or their appointment and the Receiver's remuneration due in connection with this Deed;

(b)	in or toward discharge of the Secured Liabilities in accordance with the terms of the Loan Agreement; and

(c)	in payment of any surplus to the Chargor or other person entitled thereto.

7.2        Partial Application

All moneys from time to time received by the Chargee from the Chargor or any person liable to pay the same or from any Receiver or otherwise on the realisation or enforcement of the Charges may, subject to Clause 7.1 (Application), be applied by the Chargee either as a whole or in such proportion as the Chargee shall think fit to any account or item of account or any transaction to which the same may be applicable.

8.             CHARGEE'S RIGHTS

8.1           General Rights

All or any of the rights which are conferred by this Deed (either expressly or impliedly) or by law upon a Receiver may be exercised after the Charges become enforceable by the Chargee irrespective of whether the Chargee shall have taken possession or appointed a Receiver of the Charged Assets.

8.2           Redemption of Prior Security

(a)
In the event of any action, proceeding or step being taken to exercise any powers or remedies conferred by any prior ranking Lien or upon the exercise of any power of sale under this Deed by the Chargee or any Receiver, the Chargee may at any time redeem any Lien having priority to any Charges or procure the transfer of that Lien to itself and may settle the accounts of the prior encumbrancer and any accounts so settled shall, in the absence of manifest error, be conclusive and binding on the Chargor.

(b)	The Chargor shall, on demand of the Chargee, pay to the Chargee all the costs and expenses incurred by it in connection with any such redemption or transfer.

(c)
All the rights conferred by a prior charge upon the chargee or any receiver thereunder shall be exercisable by the Chargee or a Receiver in like manner as if the same were expressly included herein and the Chargee shall be entitled to exercise all the rights of a receiver appointed thereunder.

8.3           Delegation

(a)	The Chargee or any Receiver may delegate in any manner to any person it may think fit any right, power or discretion exercisable by it under this Deed.

(b)	Any such delegation may be made upon such terms, consistent with the terms of the Loan Documents (including power to sub-delegate) as the Chargee or any Receiver may think fit.

(c)
The Chargee shall not be in any way liable to the Chargor or any other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any Delegate other than where caused by the gross negligence or wilful default of the Delegate.

8.4           Retention of Documents

The Chargee shall be entitled to continue to retain any document delivered to it under this Deed relating to a Charged Asset until the Security over such Charged Asset is released in accordance with this Deed.  If, for any reason, it ceases to hold any such document before such time, it may by notice to the Chargor require that the relevant document be redelivered to it and the Chargor shall promptly comply with that requirement or procure that it is complied with.

8.5           Custody

The Chargee shall be entitled to keep all certificates and documents of title relating to the Charged Assets in safe custody at any of its branches or otherwise provide for their safe custody by third parties and shall not be responsible for any loss or damage occurring to or in respect thereof unless such loss or damage shall be caused by its own gross negligence or wilful misconduct.

9.           RESPONSIBILITIES OF CHARGEE, RECEIVERS AND DELEGATES

9.1           No Obligation to Remain in Possession

If the Chargee, any Receiver or any Delegate shall take possession of the Charged Assets, it may from time to time in its absolute discretion relinquish such possession.

9.2           No Liability as Mortgagee in Possession

Neither the Chargee nor any Receiver or Delegate will be liable, by reason of entering upon or into possession of a Charged Asset (or viewing or repairing any Charged Assets or otherwise), to account as mortgagee in possession in respect of any Charged Assets or for any loss on realisation or for any default or omission in respect of any Charged Assets for which a mortgagee in possession might otherwise be liable.

9.3           Chargee's Obligation to Account

Neither the Chargee nor any Receiver or Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason):

(a)
be liable to account to the Chargor or any other person for anything except the Chargee's own actual receipts which have not been distributed or paid to the Chargor or the persons entitled (or at the time of payment believed by the Chargee to be entitled) thereto; or

(b)
be liable to the Chargor or any other person for any costs, losses, liabilities or expenses related to any realisation of any Charged Assets or from any act, default, omission or misconduct of the Chargee, any Receiver, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with the Loan Documents unless caused by its own gross negligence or wilful misconduct.

10.           FURTHER ASSURANCE

The Chargor shall, at its own expense, promptly do all such acts and things as the Chargee may reasonably require for:

(a)	creating, registering, perfecting, maintaining or protecting the Security or any of the Charged Assets; or

(b)
facilitating the realisation of any Security after it has become enforceable or the exercise of any right, power or discretion in relation to any Charged Asset or Security vested in the Chargee, any Receiver or any Delegate, including, without limitation, the execution (including by sealing) of any transfer, assignment, mortgage, charge or Security or any other document or any notice or instruction which the Chargee may reasonably require, including any such document, notice or instruction required to enable the Chargee or its nominee to obtain legal title to any Charged Assets in circumstances in which it is entitled to obtain such legal title under this Deed.

11.           POWER OF ATTORNEY

11.1           Appointment

The Chargor by way of security irrevocably appoints the Chargee, every Receiver and every Delegate severally to be its attorney, such appointment to become effective after an Event of Default has occurred and for so long as it is continuing:

(a)
to do all acts and things which the Chargor is obliged to do under this Deed but has failed to do, including, without limitation, to fill in the name of the transferee and to date and complete any instrument of transfer in respect of any Charged Assets which has been executed in blank by the Chargor and, in the case of registered Charged Assets, to procure the registration of the transferee as the holder of the relevant Charged Assets in circumstances in which the Charged Assets are to be transferred under the terms of this Deed;

(b)	to transfer any interest in any Charged Assets in the circumstances in which such transfer may be required under this Deed, including on an enforcement of the Security over such Charged Assets;

(c)
in its name and on its behalf to exercise any right conferred on the Chargee, any Receiver or any Delegate in relation to the Charged Assets under this Deed or any other Loan Document or by law after such right has become exercisable; and

(d)
to register or renew registration of the existence of the Charges or the restrictions on dealing with the Charged Assets in any register in which the Chargor is obliged (but has failed) to effect or maintain registration under the terms of this Deed.

11.2          Ratification

The Chargor agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise or purported exercise of the power of attorney granted by Clause 11.1 (Appointment).

11.3           Sums Recoverable

All moneys expended by the Chargee, any Receiver, any Delegate or any attorneys shall be recoverable from the Chargor under Clause 13 (Expenses, Stamp Duty and Indemnities) and Section 10.2 (Expenses) of the Loan Agreement.

12.           PROTECTION OF THIRD PARTIES

12.1          No Duty to Enquire

No person dealing with the Chargee, any Receiver or any Delegate shall be concerned to enquire:

(a)	whether any right which the Chargee or any Receiver or Delegate is purporting to exercise or any of its powers has arisen or become exercisable;

(b)	whether the Secured Liabilities have become payable or any amount remains outstanding under the Loan Agreement;

(c)	as to the application of any money borrowed or raised or paid to the Chargee or any Receiver or Delegate; or

(d)	as to the propriety or regularity of such dealings.

12.2       Receipt

The receipt of the Chargee or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Assets or in making any acquisition, the Chargee or any Receiver may do so for any such consideration, in such manner and on such terms as it thinks fit.

12.3         Statutory Protection

All the protection to purchasers contained in sections 104 and 107 of the LPA, section 42(3) of the Insolvency Act 1986 or in any other applicable legislation shall apply to any person purchasing from or dealing with the Chargee, any Receiver or any Delegate.

13.           EXPENSES, STAMP DUTY AND INDEMNITIES

13.1         Expenses

The Chargor will on demand pay to and reimburse the Chargee or any Receiver, Delegate, agent or attorney, on the basis of a full indemnity, all costs and expenses (including legal fees and other out of pocket expenses and any VAT) reasonably incurred by the Chargee or any Receiver, Delegate, agent or attorney in connection with this Deed and will indemnify them against any failure to pay such amounts including any amounts arising from any actual or alleged breach of any law.

13.2         Currency Indemnity

(a)
If any sum (a "Sum") owing by the Chargor under this Deed, or any judgment, award or order given in relation to this Deed, has to be converted from the currency in which that Sum is payable into another currency for the purpose of:

(i)	making or filing a claim or proof against the Chargor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

(iii)	applying the Sum in satisfaction of any Secured Liabilities,

the Chargor shall, as an independent obligation, within three Business Days of demand, indemnify the Chargee or any Receiver or Delegate from any cost, loss or liability incurred as a result of the conversion including any discrepancy between (A) the rate of exchange used to make the conversion and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)
The Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that in which it is expressed to be payable unless required to do so by any applicable law.

14.           PAYMENTS

14.1         Certificates

A certificate, determination, notification or opinion of the Chargee as to the amount of the Secured Liabilities or any other matter connected with this Deed or the Charges shall, in the absence of manifest error, be conclusive evidence of the matters to which it relates.

14.2         Payments

All payments under or pursuant to this Deed (including damages in respect of breaches hereof) shall be made in accordance with the Loan Agreement or in such other manner as the Chargee may agree and direct.

15.           EFFECTIVENESS OF SECURITY

15.1         Chargor's Obligations Continuing

The Chargor's obligations under Clause 2 (Covenant to Pay) and the Charges are continuing obligations and will extend to the ultimate balance of the Secured Liabilities regardless of any intermediate payment or discharge in whole or in part.

15.2         Cumulative Rights

The rights and remedies provided in this Deed are cumulative and in addition to and independent of and not in any way prejudiced by any rights or remedies provided by law or any other Security, guarantees or rights of set-off or combination thereof held by the Chargee.

15.3         Failure to Exercise Rights

No failure by the Chargee to exercise or delay in the exercise of any right or remedy under this Deed will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

15.4         Immediate Recourse

This Deed and the Chargor’s obligations under this Deed are in addition to, and not to be prejudiced by or to be merged with, any other guarantee, indemnity or Security at any time existing in favour of any person. The Chargor waives any right it may have to require the Chargee (or any trustee or agent on its behalf) to make demand of, proceed against or enforce any other rights or Security or claim payment from any person before claiming against it. This waiver applies irrespective of any law or any provision of any Loan Document to the contrary.

15.5         Grant of Waivers

A waiver given or consent granted by the Chargee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

15.6          Waiver of Defences

Neither the Charges nor the obligations of the Chargor under this Deed shall be discharged or affected by (and the Chargor hereby irrevocably waives any defences it may now or hereafter acquire in any way relating to) any act, omission, matter or thing which, but for this Clause 15, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to the Chargor or the Chargee) including:

(a)	any time, waiver or consent given to, or any composition with, any person;

(b)
the release of the Chargor or any other person under the terms of any composition or arrangement with any creditor of the Chargor or any other person (other than any express release of the Charges given in accordance with this Deed);

(c)
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatever nature) or replacement of any Loan Document or any other security or document;

(d)
the taking, perfection, enforcement, variation, compromise, exchange, renewal, release of, or the refusal or neglect to take, perfect or enforce, any rights against, or Lien over, assets of, or any guarantee or undertaking given by, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Lien;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or constitution or status of the Chargee, Chargor or any other person;

(f)	the illegality, invalidity or unenforceability of any obligation of any person under, or expressed to arise under, any Loan Document or other document; and

(g)	any insolvency or similar proceedings under the laws of any jurisdiction or the making of any arrangement or composition with or for the benefit of creditors by the Chargee or any other person.

15.7         Partial Invalidity

If at any time any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect (or any of the Security is ineffective) in any jurisdiction, that shall not affect the legality, validity or enforceability of:

(a)	the remaining provisions or the effectiveness of any of the remaining Security in that jurisdiction; or

(b)	that or any other provision or the effectiveness of such Security in any other jurisdiction.

15.8         Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is made by the Chargee in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation:

(a)	the liability of the Chargor will continue or be reinstated as if the release, arrangement, discharge, settlement, avoidance or reduction had not occurred;

(b)
the Chargee shall be entitled to recover the value or amount of that release, arrangement, discharge, security or settlement from each Chargor, as if the payment, discharge, settlement, avoidance or reduction had not occurred together with any other cost, loss, expense or liability incurred by the Chargee as a result of such avoidance or discharge; and

(c)
the Chargor shall on demand indemnify the Chargee against any funding or other cost, loss, liability or expense incurred by the Chargee as a result of the Chargee being required for any reason to refund all or part of any amount received by it in respect of any of the Secured Liabilities.

15.9          Security Retention

If the Chargee, acting reasonably, considers that any amount paid or credited under any Loan Document is capable of being avoided or otherwise set aside under any laws relating to insolvency or otherwise that amount shall not be treated as paid for the purposes of determining whether the Secured Liabilities have been paid.

15.10        Final Redemption

(a)
The Chargee shall at the cost of the Chargor on the date on which it is satisfied (acting reasonably) that all the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full and no further Secured Liabilities are capable of becoming outstanding (the "Release Date") take all reasonable steps to release the Charged Assets from the Security but without recourse to or any representation or warranty by the Chargee or any of its nominees.

(b)
All documents which are necessary in connection with the redemption of the Security or the transfer of the Charged Assets back to the Chargor shall be in such form as the Chargee shall reasonably require.

15.11        Consolidation

Section 93 of the LPA (restricting the right of consolidation of the Security with any other Liens) shall not apply to the Security and the Chargee may consolidate all or any of the Security with any other Liens to the extent lawful.

15.12        Appropriations

(a)
Until all Secured Liabilities have been irrevocably and unconditionally paid and discharged in full and all facilities which might give rise to Secured Liabilities have been terminated, the Chargee (or any trustee or agent on its behalf) may:

(i)
refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(ii)	hold in an interest-bearing suspense account any moneys received from the Chargor or on account of the Chargor's liability under this Deed.

16.           SET-OFF

16.1         Set-Off

After an Event of Default has occurred and for so long as it is continuing the Chargee may set off or otherwise apply against the Secured Liabilities any credit balance to which the Chargor is entitled on any account with the Chargee and any other obligation (contingent or otherwise) owing by the Chargee regardless of the place of payment, booking branch or currency of either obligation or the terms of any deposit standing to the credit of such account. The Chargee shall notify the Chargor of any action taken pursuant to this Clause 16.1 promptly after such action is taken.

16.2         Currency Conversion

The Chargee may exercise such rights notwithstanding that the obligations concerned may be expressed in different currencies and the Chargee is authorised to convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

16.3         Set-Off Rights Cumulative

This Clause 16 (Set-Off) shall be in addition to and without prejudice to any rights of set-off or any other rights or remedies which the Chargor may have.

17.           COMMUNICATIONS

Each communication under this Deed shall be made as provided in the Loan Agreement.

18.           THIRD PARTIES

Save as expressly stated in this Deed, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

19.           COUNTERPARTS

19.1         Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

19.2           Non-signatories

Failure by one or more parties ("Non-Signatories") to execute this Deed on the date hereof will not invalidate the provisions of this Deed as between the other parties who do execute this Deed.  Such Non-Signatories may execute this Deed (or a counterpart thereof) on a subsequent date and will thereupon become bound by its provisions.

20.           ASSIGNMENT

The Chargee may at any time assign or otherwise transfer all or any part of its rights under this Deed in accordance with and subject to the Loan Documents.

21.           GOVERNING LAW AND SUBMISSION TO JURISDICTION

21.1           Governing Law

This Deed is governed by, and shall be construed in accordance with, English law. Any non-contractual obligations arising out of or in connection with this Deed are governed by English law.

21.2         Jurisdiction

(a)
Subject to paragraph (c) below, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) or the consequences of its nullity (a "Dispute").

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle any Disputes and accordingly no party will argue to the contrary.

(c)	This Clause is for the benefit of the Chargee only. As a result, the Chargee shall not be prevented from taking:

(i)	proceedings relating to a Dispute in any other courts with jurisdiction; and

(ii)	to the extent allowed by law, concurrent proceedings in any number of jurisdictions.

IN WITNESS WHEREOF the parties hereto have caused this Deed to be duly executed as a deed on the date first written above.

EXECUTED AS A DEED by	)
THE FEMALE HEALTH COMPANY, a company organized and existing under the laws of the State of Wisconsin and signed and delivered as a deed on its behalf by O. B. Parrish being a person who, in accordance with the laws of that jurisdiction, is/are acting under the authority of that company in the presence of:

	) ) ) ) ) ) )	/s/ O. B. Parrish
Witness signature: /s/ Donna Felch
NAME: Donna Felch
ADDRESS: 515 N State Street, Suite 2225 Chicago, IL 60654
OCCUPATION: V.P. and CFO

EXECUTED by	)
Colin McNulty, AVP on behalf of HEARTLAND BANK:	) ) ) )	/s/ Colin McNulty

Witness signature: /s/ Varsha Myers
NAME: Varsha Myers
ADDRESS: 212 S Central Avenue, St. Louis, MO 63105
OCCUPATION: Analyst

SCHEDULE 1
Details of the Investments

Shares

Chargor	Company	Number of Shares (as at the date of this Deed)	Proportion of entire issued share capital of the Company

The Female Health Company	The Female Health Company Limited	3,900,130 ordinary shares of £1 each	65%

SCHEDULE 2
Proxy

The Female Health Company Limited (the “Company”)

The Female Health Company, a company organized and existing under the laws of the State of Wisconsin, hereby irrevocably appoints Heartland Bank as our proxy in respect of the Shares to vote on our behalf at all general meetings of the Company, such appointment to become effective after an Event of Default has occurred and for so long as it is continuing.  Any capitalised terms used herein and not otherwise defined herein shall have the meanings given such terms in the Share Charge dated [         ], 2011 between The Female Health Company and Heartland Bank.

Dated:

Signed by or on behalf of
The Female Health Company

___________________________
Authorised Signature